Exhibit 99.1

Toronto, ON, March 12, 2018 (GLOBE NEWSWIRE) – Chess Supersite Corp. (CHZP) announces that it is taking several steps to increase shareholder’s value. A well-known Toronto based merchant bank, Gunpowder Capital Corp., has been retained to act as a financial adviser to the Company. In addition, the Company is considering a reorganization which may include, among other things, seeking additional business opportunities as a means of increasing shareholder value and liquidity. Below is the recent news release from Gunpowder Capital Corp. Chess Supersite Corporation Engages Gunpowder Capital Corp.

Gunpowder Capital Corp. (CSE:GPC) (CSE:GPC.PR.A) (GNPWF) (FSE:YS6N) (“Gunpowder” or the “Corporation”) announced today that it has entered into various agreements with Chess Supersite Corporation (OTC Pink: CHZP) (“CSC”).

Chess Supersite Corporation has retained GPC to act as a financial advisor to CSC, and to assist CSC in listing its common shares onto a Canadian Stock Exchange, including assisting CSC with various administrative and compliance matters related to the listing process and assisting CSC with the drafting and filing of a non-offering prospectus with the Ontario Securities Commission.

As compensation to GPC for its services, Chess Supersite Corporation will pay GPC a one-time advisory fee of Thirty Thousand Dollars (“$30,000.00”) CDN plus HST, plus expenses related to the financial advisory services GPC will provide CSC. The advisory fee will be payable in common shares of CSC and the common shares issued to GPC will be issued at a deemed price of $0.10 CDN. Furthermore, post listing onto a Canadian Stock Exchange, Chess Supersite Corporation will issue Eight Percent (“8%”) of CSC’s total outstanding common shares to GPC. Post listing CSC will also retain GPC for a minimum of six months to serve as a capital markets advisor for a fee of Five Thousand Dollars (“$5,000.00”) CDN per month.

Mr. Paul Haber Stated: “We are extremely pleased and excited to be working with Chess Supersite Corporation with these multiple endeavors. Obtaining the Canadian Stock Exchange listing will help the Company release its full potential.”

About Chess Supersite Corporation.

Chess Supersite Corporation current business comprises the operation of an extensive Chess gaming website. This comprehensive user friendly web site www.chessstars.com, is currently offering a state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more. For more information please visit www.chessstars.com.

About Gunpowder Capital Corp.

Gunpowder Capital Corp., is a merchant bank and advisory services firm based in Toronto, Ontario, Canada. Gunpowder invests in both publicly traded and private businesses that have successful management teams and attractive economic models. Gunpowder partners with these businesses to support their growth initiatives with its proven methodology of appropriate financing and structured exits. Gunpowder offers debt financing, including mezzanine and bridge loans, equity financing and advisory services. Gunpowder is also building a portfolio of companies in which it takes a long term position and view. For more information please visit www.gunpowdercapitalcorp.com.

Forward-Looking Statements

Information set forth in this news release may involve forward-looking statements under applicable securities laws. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and the Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities legislation. Although Management believes that the expectations represented in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. This news release does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein and accordingly undue reliance should not be put on such. Neither CSE nor its Regulation Services Provider (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.

Also, upon completion of the listing on the CSE, GPC will assist the Company in completing a fundraising. In no later than 5 weeks GPC will subscribe for a minimum of $100,000 on commercially reasonable terms if that amount is not otherwise raised.

The management of Chess Supersite Corp. believes that these initiatives will benefit all shareholders of the company.